Exhibit 99.1

Press Release

Intelligent Bio Solutions Subsidiary Broadens Intellectual Property Portfolio with Grant of New European Patent with Unitary Effect for Innovative Intelligent Fingerprinting DSR-Plus Cartridge Reader

NEW YORK, April 11, 2024 - Intelligent Bio Solutions Inc. (“INBS” or the “Company”) (Nasdaq: INBS), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced the broadening of the intellectual property portfolio of its wholly owned subsidiary, Intelligent Fingerprinting Limited, with the grant of a new European patent with unitary effect for its ground-breaking DSR-Plus Cartridge Reader. This latest achievement follows the successful protection of the same technology in the United Kingdom and marks another significant milestone in the Company’s expansion and protection of its intellectual property.

The European patent further confirms the uniqueness and innovation of the technology behind the DSR-Plus Cartridge Reader. The DSR-Plus Cartridge Reader, known for its proprietary technology in drug screening through fingerprint sweat analysis, provides a non-invasive and rapid method designed to accurately detect drug use. This technology is particularly valuable in workplaces and safety-critical industries, offering a discreet and hygienic testing solution.

With the European patent secured, the Company leveraged the new streamlined unitary patent scheme to bring the patent into effect in 17 European countries. This strategic move underscores the Company’s commitment to expanding its global footprint and offering advanced solutions to a broader market.

Harry Simeonidis, President and CEO at Intelligent Bio Solutions, commented, “The grant of the European patent is a testament to the ingenuity and hard work of our team. It fortifies our intellectual property portfolio and paves the way for our expansion into the European market. We are excited about the prospects of bringing our innovative technology to more organizations and contributing to safer and healthier workplaces across Europe.”

The DSR-Plus Cartridge Reader, designed for simplicity and efficiency, collects sweat samples from fingerprints in under a minute and delivers results in less than ten minutes. This innovative approach is revolutionizing drug screening practices, offering a dignified and effective alternative to conventional methods.

Visit INBS’ website for more information about Intelligent Fingerprinting and the DSR-Plus Cartridge Reader.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (NASDAQ: INBS) is a medical technology company delivering innovative, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. Additionally, the Company’s biosensor platform has the potential to test for up to 130 indications, ranging from glucose to immunological conditions and communicable diseases. The Company’s current customer segments include construction, manufacturing and engineering, transport and logistics firms, drug treatment organizations, and coroners.

For more information, visit: http://www.ibs.inc/

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Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:

Intelligent Bio Solutions Inc.

info@ibs.inc

LinkedIn | Twitter

Investor & Media Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com

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